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                                                            Exhibit 23(h)(3)(f)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana insurance company (the "Company") is effective as of May 1, 2007.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                               Lincoln Variable Insurance Products Trust
                               (Trust)

Date: 4/20/07                  By: /s/ Kelly D. Clevenger
                                   ---------------------------------------
                                   President

                               The Lincoln National Life Insurance Company
                               (Company)

Date: 4/20/07                  By: /s/ Kelly D. Clevenger
                                   ---------------------------------------
                                   Vice President

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                                  Schedule 2

                                     Funds
                               As of May 1, 2007

LVIP Baron Growth Opportunities Fund
LVIP Capital Growth Fund
LVIP Cohen & Steers Global Real Estate Fund
LVIP Delaware Bond Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Managed Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP FI Equity-Income Fund
LVIP Janus Capital Appreciation Fund
LVIP Marsico International Growth Fund
LVIP MFS Value Fund
LVIP Mid-Cap Growth Fund
LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP S&P 500 Index Fund
LVIP Small-Cap Index Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth Fund
LVIP UBS Global Asset Allocation Fund
LVIP Value Opportunities Fund
LVIP Wilshire Aggressive Profile Fund
LVIP Wilshire Conservative Profile Fund
LVIP Wilshire Moderate Profile Fund
LVIP Wilshire Moderately Aggressive Profile Fund
LVIP Wilshire 2010 Profile Fund
LVIP Wilshire 2020 Profile Fund
LVIP Wilshire 2030 Profile Fund
LVIP Wilshire 2040 Profile Fund